REVOLVING CREDIT AGREEMENT

     AGREEMENT made as of the 8th day of March, 2005, by and between CITIZENS BANK OF MASSACHUSETTS, a state-chartered bank having its principal place of business at 28 State Street, Boston, Massachusetts 02109 (the "Lender"), and OPTOMETRICS CORPORATION, a Delaware corporation, having its principal place of business at 8 Nemco Way, Ayer, Massachusetts 01432 (the "Borrower").

I.   GENERAL TERMS

     Section 1.01.  Revolving Loans; Use of Proceeds

     (a) Subject to the terms and conditions hereinafter set forth, the Lender will make revolving line of credit loans ("Revolving Loans") to the Borrower in such amounts as Borrower may request from time to time at the address of the Lender set forth above in an aggregate principal amount not to exceed the lesser of (a) Four Hundred Thousand and 00/100 Dollars ($400,000.00) (the "Maximum Credit") or (b) the Borrowing Base (as hereinafter defined) then in effect on any Business Day (as hereinafter defined) prior to the first to occur of (x) January 31, 2006 (the "Maturity Date") or (y) the earlier termination of this Agreement pursuant to Article V of this Agreement.

     (b) The proceeds of the Revolving Loans shall be used by the Borrower (a) to pay off an existing line of credit from the Lender to Optometrics LLC, a Massachusetts limited liability company (the "Seller"), in connection with the Borrower's acquisition of all or substantially all of the assets of the Seller and (b) the remainder for working capital purposes.

     Section 1.02. Secured Revolving Credit Note; Payments of
Principal and Interest

     (a)  The Revolving Loans shall be evidenced by that certain
Secured Revolving Credit Note of even date herewith (the "Note") made by the Borrower in favor of the Lender.

     (b) The Borrower shall repay in full all amounts due under the Note upon the first to occur of (i) the Maturity Date (unless the same is extended by Lender in its sole discretion) or (ii) an acceleration under Article V of this Agreement following an Event of Default. The Borrower shall repay the aggregate principal amount of all Revolving Loans from the Lender to the Borrower outstanding at any time (the "Aggregate Revolving Loans") in part from time to time in such principal amounts as may be necessary to ensure that the Aggregate Revolving Loans at no time exceed the lesser of the Maximum Credit or the Borrowing Base then in effect, as reflected in the Borrowing Base Certificate (as hereinafter defined most recently provided to the Lender or any information determined by the Lender in the interim. Notwithstanding the definition of "Maximum Credit" set forth above, nothing contained in this Agreement shall be construed to obligate the Lender to make any Revolving Loan after the Maturity Date or earlier termination of this Agreement pursuant to Article V; further, nothing herein shall be construed to obligate the Lender to make any Revolving Loan in excess of the Borrowing Base; but in either such case the Lender may choose to do so and all Revolving Loans shall in any event be secured by the Collateral (as defined in the Security Agreement (as hereinafter defined)).

     (c) The Borrower will pay interest on the principal amount of the Aggregate Revolving Loans outstanding from time to time, from the date of the initial Revolving Loan until payment of all Revolving Loans and the Note in full such interest to be payable monthly in arrears on the first (1st) day of each calendar month, commencing April 1, 2005, and on the date of payment of the Revolving Loans in full. All Revolving Loans shall bear interest at a fluctuating rate of interest equal to the Citizens Bank of Massachusetts Prime Rate (as announced from time to time) plus one-half of one percent (0.50%) per annum. Interest shall be calculated on the basis of actual days elapsed and a 360-day year.

     Section 1.03. Requests for Revolving Loans; Notations
Reflecting Revolving Loans

     (a) The Borrower will give the Lender telephonic or written notice by no later than 3:00 p.m. on any Business Day on which it requests a Revolving Loan, specifying the amount and date of each Revolving Loan requested.

     (b) The Borrower hereby irrevocably authorizes the Lender to make or cause to be made on the books of the Lender, at or following the time of making of any Revolving Loan and of receiving any payment of principal, an appropriate and accurate notation reflecting such transaction and the then aggregate unpaid principal balance of the Revolving Loans. The amount so noted, and other regular entries by the Lender on its books with respect to interest and other charges, shall constitute evidence as to the amount owed by the Borrower with respect to principal of the Revolving Loan and with respect to interest and other charges.

     Section 1.04.  Late Fee; Default Interest

     (a) If any billed amount of principal and/or interest is not paid in full within five (5) days after the same is due, Borrower shall pay to Lender a late fee on such unpaid amount equal to five percent (5%) of such late payment.

     (b) During any period in which an Event of Default is existing, the interest rate under the Note shall be the Citizens Bank of Massachusetts Prime Rate plus two and one-half percent (2.5%) per annum, until full payment of all principal, interest, expenses and costs of collection, if any, due hereunder are received by the Lender.

     Section 1.05.  Security for the Note

     The Note and the Borrower's obligations hereunder shall be secured by (a) a first priority security interest in all of the Borrower's personal property pursuant to the terms of a Security Agreement of even date (the "Security Agreement"), and (b) an unconditional and continuing guaranty by Dynasil Corporation of America, a New Jersey corporation (the "Guarantor"), the one hundred percent (100%) stockholder of the Borrower. All agreements and instruments described in this Section 1.05, together with any and all other agreements and instruments heretofore or hereafter securing the Note, are sometimes hereinafter referred to collectively as the "Security Documents" and individually as a "Security Document".

     Section 1.06.  Definitions

     "Borrowing Base" shall mean the sum of (i) eighty percent
(80%) of Borrower's Eligible Receivables from time to time, plus
(ii) thirty percent (30%) of Eligible Inventory up to $200,000.00.

     "Borrowing Base Certificate" shall mean the borrowing base certificate, in the form of Exhibit A attached hereto and made a part hereof, that the Borrower shall complete and deliver to the Lender pursuant to which the Borrower shall substantiate that the Aggregate Revolving Loans do not exceed the lesser of the Maximum Credit or the Borrowing Base.

     "Business Day" shall mean any day other than a Saturday, Sunday or other day when commercial banks are authorized or required to be closed in Boston, Massachusetts.

     "Eligible Inventory" shall mean the aggregate of the lower of cost or Market Value of all of the Iinventory of the Borrower, expressly excluding Inventory that constitutes work-in-process, which (i) is owned solely by the Borrower and with respect to which the Borrower has good, valid and marketable title; (ii) is stored at the chief executive office or any other place of business of the Borrower; (iii) is subject to a valid, enforceable, first priority security interest in favor of the Lender; and (iv) otherwise conforms to the warranties contained herein and which at all times continues to be acceptable to the Lender in its sole discretion, which discretion shall be exercised in a commercially reasonable manner.

     "Eligible Receivables" shall mean the aggregate face amount (less the aggregate amount of all returns, discounts, claims, credits, charges and allowances of any nature and all reserves for slow paying accounts or foreign sales) of such of the Borrower's trade accounts receivable for goods sold and/or services rendered by the Borrower in the ordinary course of its business, on terms usual to the business of the Borrower ("Receivables"), which shall be deemed by the Lender in its sole discretion to be eligible.

     In determining whether a Receivable shall be eligible, (i) the subject goods have been shipped or delivered to (and accepted by) an account debtor on an absolute final sale basis and not on consignment, on approval or on a sale-or-return basis or subject to any other repurchase or return agreement, or on an open account basis, or on a "bill and hold" or a delayed billing basis and no part of the subject goods has been returned, rejected, lost or damaged or, in the case of services, the services have been performed by the Borrower and accepted by the account debtor; the account is not evidenced by chattel paper or an instrument of any kind unless such chattel paper or instrument has been delivered to the Lender and endorsed or assigned to the Lender's order; and said account debtor is not insolvent or the subject of any bankruptcy or insolvency proceeding of any kind and (ii) the Receivable shall be a valid, legally enforceable obligation of the account debtor thereunder

     Without limiting the discretion of the Lender to determine which Receivables are eligible, the following shall be deemed ineligible:

     (a) those Receivables due from any affiliates of the Borrower, including, without limitation, any of its officers, directors, stockholders, employees or agents;

     (b) those Receivables that are due from suppliers or other vendors of the Borrower;

     (c) those Receivables that are being disputed by the account debtor;

     (d) those Receivables that are due from a person or entity that is the subject of a voluntary or involuntary bankruptcy, insolvency, reorganization, liquidation or other debt relief or adjustment proceeding, including an assignment for the benefit of its creditors;

     (e) those Receivables that are more than ninety (90) days past due from date of invoice;

     (f)  those Receivables that are due from any
governmental entity subject to specific legal assignment laws or rules;

     (g) those Receivables that are due from any person, entity or debtor located outside of the United States unless such Receivables are fully insured and evidence of such insurance is presented to and found acceptable to the Lender;

     (h)  those Receivables that represent progress billings;
and

     (i) those Receivables that have been designated, by notice to the Borrower, by the Lender in its sole discretion as unacceptable for any reason (including, without limitation, breach of any warranty of the Borrower with respect thereto; claims or disputes relating thereto; bankruptcy, insolvency, suspension of business, making of an assignment for the benefit of creditors by or appointment of a receiver for, the account debtor; or any other circumstances as a result of which the Lender believes that collection thereof may be doubtful or that the same are not suitable as a basis for borrowing under this Agreement);

PROVIDED THAT if at any time twenty-five percent (25%) or more of the aggregate amount of the Receivables due from any account debtor are unpaid in whole or in part more than ninety (90) days from the respective dates of invoices, from and after such time none of the Receivables (then existing or thereafter arising) due from such account debtor shall be deemed to be Eligible Receivables until such time as all Receivables due from such account debtor are (as a result of actual payments received thereon) no more than ninety (90) days from the date of invoice.

     "Inventory" shall mean all goods now owned or hereafter acquired by a person and intended for sale, including, without limitation, raw materials, work-in-process, and finished goods, which would, in accordance with generally accepted accounting principles, be classified as inventory of a person conducting a business the same as or similar to that of such person.

     "Market Value" shall mean the aggregate price at which Eligible Inventory is offered for sale to customers of the Borrower, as reflected on an ongoing inventory thereof, as determined by the Lender and as such ongoing inventory is reduced by sales, markdowns, obsolescence and shrinkage.

II.  REPRESENTATIONS AND WARRANTIES

     The Borrower represents and warrants to the Lender (which representations and warranties shall survive the delivery of the Note and the making of the Loan) that:

     Section 2.01. Since February 18, 2005, there has been no material adverse change in the financial condition of the Borrower or the Guarantor and since that date no dividends or other distributions have been declared or paid or made to the stockholders of the Borrower of the Guarantor except as may be otherwise stated in a letter of the Borrower to the Lender dated the date of this Agreement and acknowledged in writing by the Lender.

     Section 2.02. The Borrower (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, (b) has the corporate power and authority to own its properties and to carry on business as now being conducted and is qualified to do business in every jurisdiction where such qualification is necessary, including, without limitation, the Commonwealth of Massachusetts, and (c) has the corporate power to execute and deliver, and perform its obligations under this Agreement, the Note and the Security Documents.

Section 2.03. The execution and delivery and performance by the Borrower of its obligations under this Agreement, the Note and each of the Security Documents have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the corporate charter or by-laws of the Borrower or any indenture, agreement or other instrument to which it is a party, or by which it is bound, or be in conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under, or except as may be provided by this Agreement, result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of the Borrower pursuant to, any such indenture, agreement or instrument. The Borrower is not required to obtain any consent, approval or authorization from, or to file any declaration or statement with, any governmental instrumentality or other agency in connection with or as a condition to the execution, delivery or performance of this Agreement, the Note or the Security Documents.
Section 2.04. There is no action, suit or proceeding at law or in equity or by or before any governmental instrumentality or other agency now pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower which, if adversely determined, would have a material adverse effect on the business, operations, properties, assets or condition, financial or otherwise, of the Borrower.
Section 2.05. The Borrower is not a party to any agreement or instrument or subject to any charter or other corporate restriction adversely affecting its business, properties or assets, operations or conditions, financial or otherwise. The Borrower is not in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party.
Section 2.06. Except for equipment that is leased, the Borrower has good title to all of its properties and assets, free and clear of all mortgages, security interests, restrictions, liens and encumbrances of any kind, except liens permitted hereunder and restrictions, easements and minor irregularities in title which do not and will not interfere with the occupation, use and enjoyment by the Borrower of such properties and assets in the normal course of its business as presently conducted or materially impair the value of such properties and assets for the purpose of such business.
Section 2.07.  The Borrower has no subsidiaries.
     Section 2.08. Any borrowings made by the Borrower under this Agreement do not and will not render the Borrower insolvent; the Borrower is not contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidating of all or a major portion of its property, and the Borrower has no knowledge of any person contemplating the filing of any such petition against it, including the properties and assets reflected in the financial statements referred to in
Section 2.01 hereof.

     Section 2.09. No statement of fact made by or on behalf of the Borrower in this Agreement or in any certificate or schedule furnished to the Lender pursuant hereto, contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained therein or herein not misleading. There is no fact presently known to the Borrower which has not been disclosed to the Lender which materially affects adversely, nor as far as the Borrower can foresee, will materially affect adversely the property, business, operations or condition (financial or otherwise) of the Borrower.

Section 2.10. The Borrower has filed all federal, state and local tax returns required to be filed and has paid or made adequate provision for the payment of all federal, state and local taxes, charges and assessments.
     Section 2.11. Except as otherwise disclosed to the Lender, the Borrower does not have a profit sharing, pension or other similar plan providing for a program of deferred compensation to any employee except as disclosed to the Lender. With respect to such plan, Borrower covenants and agrees to cause to be paid when due all amounts necessary to fund in accordance with its terms such plan and will take no action which could result in liability to the Pension Benefit Guaranty Corporation, or any of its successors or assigns, or to the entity which provides funds for such plan.

II.  CONDITIONS OF MAKING REVOLVING LOANS

     The obligation of the Lender to make the Revolving Loans hereunder is subject to the following conditions precedent:

     Secion 3.01.   The representations and warranties set forth in
Article II hereof shall be true and correct on and as of the date hereof and the dates the Revolving Loans are requested and made.

Secion 3.02.   The Borrower will open and maintain with the
Lender an account that will be the principal depository of the Borrower's funds. Advances of Revolving Loans will be made by the Lender to the Borrower upon telephonic request to credit such advance to the Borrower's account made by an officer of the Borrower who has been duly authorized by its board of directors and whose name, along with a certified copy of such resolutions, has been transmitted to the Bank. Such request shall be confirmed in writing by the Lender's receipt, within two (2) business days thereafter, of a request for advance in the form of Exhibit B attached hereto, signed by a duly authorized officer of the Borrower indicating the date and amount of the advance requested and acknowledging the principal balance outstanding on the Revolving Loan as of the said date after taking into consideration the amount of the advance as so requested.
Secion 3.03.   No Event of Default as specified in Article VI
hereof, nor any event which upon notice or lapse of time or both would constitute such an Event of Default, shall have occurred.
III. AFFIRMATIVE COVENANTS

     The Borrower covenants and agrees that, from the date hereof and until payment in full of the principal of, and interest on, the Note and any other indebtedness of the Borrower to the Lender, whether now existing or arising hereafter, the Borrower will:

     Section 4.01.

     (a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its corporate existence, rights, licenses, permits and franchises and comply with all laws and regulations applicable to it; at all times maintain, preserve and protect all franchises and trade names and preserve all the remainder of its property used or useful in the conduct of its business and keep the same in good repair, working order and condition, and from time to time, make, or cause to be made, all needful and proper repairs, renewals, replacements, betterments and improvements thereto, so that the business carried on in connection therewith may be properly and advantageously conducted at all times; and keep its insurable properties adequately insured at all times, by financially sound and reputable insurers, to such extent and against such risks, including fire and other risks insured against by extended coverage, and maintain liability and such other insurance as is customarily maintained by companies engaged in similar businesses, all as may be approved by the Lender.

     (b) Comply with all applicable laws and regulations, whether now in effect or hereafter enacted or promulgated by any governmental authority having jurisdiction over the Borrower.

     Section 4.02. Pay and discharge or cause to be paid and discharged all taxes, assessments and governmental charges or levies imposed upon it or upon its respective income and profits or upon any of its property, real, personal or mixed, or upon any part thereof, before the same shall become in default, as well as all lawful claims for labor, materials and supplies or otherwise, which, if unpaid, might become a lien or charge upon such properties or any part thereof; provided, however, that the Borrower shall not be required to pay and discharge or cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings and it shall have set aside on its books adequate reserves with respect to any such tax, assessment, charge, levy or claim, so contested; and provided, further, that payment with respect to any such tax, assessment, charge, levy or claim shall be made before any of its property shall be seized or sold in satisfaction thereof.

     Section 4.03. Give prompt written notice to the Lender of any proceedings instituted against it by or in any Federal or state court or before any commission or other regulatory body, whether Federal, state or local, which, if adversely determined, would have an adverse effect upon its business, operations, properties, assets, or condition, financial or otherwise.

Section 4.04. Furnish to the Lender the following which shall be satisfactory to the Lender:
     (a) Within one hundred twenty (120) days of the end of each fiscal year, consolidated audited financial statements of the Guarantor with consolidating schedules showing the Borrower, certified by Haefele, Flanagan & Co., p.c., or other independent certified public accountants selected by the Guarantor and acceptable to the Lender, the form of such certification to be also satisfactory to the Lender, showing the financial condition of the Guarantor at the close of such fiscal year, the results of operations during such year and containing a statement to the effect that such accountants have examined the provisions of the Agreement and that none of the Events of Default, as specified in Article VI hereof, nor any event which upon notice or lapse of time or both would constitute such an Event of Default, has occurred.

     (b) Within thirty (30) days after the end of each quarter in each such fiscal year, (1) a borrowing base certificate as of the end of such quarterly period and
          (2) an accounts receivable aging; in each case as of the end of such quarterly period, in form and substance satisfactory to the Lender and certified by the Borrower's chief financial officer.

     (c) Within forty-five (45) days after the end of each quarter in each such fiscal year, balance sheets and statements of income and surplus, together with supporting schedules, prepared by the Borrower and certified by its chief financial officer, such balance sheets to be as of the close of such quarter and such statements of income and surplus to be for the period from the beginning of the then current fiscal year to the end of such quarter, in each case subject to audit and year-end adjustments.

     (d) Concurrently with the delivery of the annual audited financial statements required by this Section 4.04, a certificate in the form attached hereto as Exhibit C by the President or chief financial officer of the Borrower (i) calculating, setting forth and certifying as to the accuracy of the amounts required to be calculated under Sections 4.09 and 4.10 hereof, and
          (ii) certifying as to the fact that he has examined the provisions of this Agreement and that none of the Events of Default, as specified in Article VI hereof, nor any event which upon notice or lapse of time, or both, would constitute such an Event of Default, has occurred and is continuing.

     (e) Promptly, from time to time such other information regarding its operations, assets, business, affairs and financial condition, as the Lender may reasonably request. To the extent any of the information of the Borrower or the Guarantor delivered to the Lender pursuant to this subsection (e) constitutes material non-public information, the Lender shall treat the same as such.

     Section 4.05. Permit agents or representatives of the Lender to inspect, at reasonable hours and upon reasonable notice, its books and records and to make abstracts or reproductions thereof.

     Section 4.06. Promptly advise the Lender of any material adverse change in its condition, financial or otherwise, or of the occurrence of any Event of Default by the Borrower of the type described in Article VI hereof, or of the occurrence of any event which upon notice or lapse of time or both would constitute such an Event of Default.

     Section 4.07. Maintain a standard system of accounting in accordance with generally accepted accounting principles.

     Section 4.08. Maintain a Debt Coverage Ratio of not less than 1.25 to 1.00, which Debt Coverage Ratio, on a stand-alone basis, on an annual basis as at the end of each fiscal year of the Borrower. "Debt Coverage Ratio" shall mean earnings before interest, taxes, depreciation and amortization Less cash taxes, unfinanced capital expenditures and distributions Divided by actual interest expense and current maturities of long-term debt.

     Section 4.09. Maintain a ratio of its total liabilities to its Net Worth of less than or equal to 2.50 to 1.00, on a stand-alone basis, which shall be tested on an annual basis as at the end of each fiscal year determined in accordance with generally accepted accounting principles consistently applied. "Net Worth" shall be defined as the excess of the Borrower's total assets over its total liabilities computed in accordance with generally accepted accounting principles consistently applied, plus the amount of any indebtedness of the Borrower which shall be subordinated to the Loan on terms satisfactory to the Lender.

     Section 4.10. Use the Lender as the principal depository of its corporate funds.

IV.  NEGATIVE COVENANTS

     The Borrower covenants and agrees that, until payment in full of the principal of, and interest on, the Note and any other indebtedness of the Borrower to the Lender, whether now existing or arising hereafter, unless the Lender shall otherwise consent in writing, it will not, directly or indirectly:

     Section 5.01. Incur, create, assume, become or be liable in any manner with respect to, or permit to exist, any indebtedness or liability, except:

     (a)  indebtedness to the Lender;

     (b) indebtedness to equipment lessors for equipment leases in existence on the date hereof;


     (c)  indebtedness incurred after the date hereof to a lender
     , other than the Lender, in excess of the aggregate amount of Fifty Thousand and 00/100 Dollars ($50,000.00) outstanding at any one time, without the prior written consent of the Lender; and

     (d) indebtedness with respect to trade obligations and other normal accruals in the ordinary course of business not yet due and payable, or with respect to which it is contesting in good faith the amount or validity thereof by appropriate proceedings, and then only to the extent it has set aside on its books adequate reserves therefor.

     Section 5.02. Create, incur, assume or suffer to exist any mortgage, security interest, pledge, lien, charge or other encumbrance of any nature whatsoever on or in any of its assets, now or hereafter owned, other than:

     (a) liens securing the payment of taxes, either not yet due or the validity of which is being contested in good faith by appropriate proceedings, and as to which it shall have set aside on its books adequate reserves;

(b) deposits under worker's compensation, unemployment insurance and social security laws, or to secure the performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, or to secure statutory obligations or surety or appeal bonds, or to secure indemnity, performance or other similar bonds in the ordinary course of business;
(c) liens imposed by law, such as carriers', warehousemen's or mechanics' liens, incurred by it in good faith in the ordinary course of business, and liens arising out of a judgment or award against it with respect to which it shall currently be prosecuting an appeal, a stay of execution pending such appeal having been secured;
(d) liens to secure the indebtedness, but only the indebtedness, permitted pursuant to Sections 5.01 (b) and (c) above; and
(e)  liens in favor of the Lender.
     Section 5.03. Guarantee, endorse or otherwise in anyway become or be responsible for obligations of any other person, except endorsements of negotiable instruments for collection in the ordinary course of business.

     Section 5.04. Sell, lease, transfer or otherwise dispose of its properties, assets, rights, licenses and franchises to any person, except in the ordinary course of its business and except for obsolete assets, or turn over the management of, or enter a management contract with respect to, such properties, assets, rights, licenses and franchises.

Section 5.05. Enter into any arrangement, directly or indirectly, with any person whereby it shall sell or transfer any property, real, personal or mixed, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property, without the prior written consent of the Lender, which consent shall not be unreasonably withheld, delayed or conditioned.
Section 5.06. Purchase, invest in or otherwise acquire or hold securities, including, without limitation, capital stock and evidences of indebtedness of, or make Loan or advances to, or enter into any arrangement for the purpose of providing funds or credit to, any other person, except (i) ordinary and necessary travel and business expense advances to employees of the Borrower and (ii) investments in short-term obligations of the United States or certificates of deposit of the Lender.
Section 5.07. Dissolve, liquidate, consolidate with or merge with, or otherwise acquire all or substantially all of the assets or properties of, any person or entity without the prior written consent of the Lender, which consent shall not be unreasonably withheld, delayed or conditioned, or Craig T. Dunham or Laura Lunardo cease to be employed by either the Borrower or the Guarantor.
Section 5.08. Declare or pay any dividends, or make any distribution of cash or property, or both, to holders of shares of its capital stock, if after giving effect thereto any of the foregoing would result in a breach, default or Event of Default under this Agreement, or directly or indirectly, redeem, purchase or otherwise acquire for a consideration, any shares of its capital stock, of any class.
Section 5.09. Engage, directly or indirectly, in a business substantially different from the business now being conducted.
Section 5.10. Sell, assign, discount or dispose in anyway of any accounts receivable, promissory notes or trade acceptances held by the Borrower, with or without recourse, except for collection (including endorsements) in the ordinary course of business.
V.   DEFAULTS

     In each case of happening of any of the following events
(each of which is herein and in the Term Note sometimes called an "Event of Default"):

     (a) any representation or warranty made herein, or in any report, certificate, financial statement or other instrument furnished in connection with this Agreement, or the borrowing hereunder, shall prove to be false or misleading in any material respect;

(b) default in the payment when due of any principal or interest on the Note within ten (10) days of when the same is due;
(c) default in the payment of any installment of the principal of, or interest on, (i) that certain Note (SBA Form 147) in the original principal amount of Three Hundred Thousand and 00/100
Dollars ($300,000.00) executed by the Borrower in favor of the Lender or (ii) any other indebtedness of the Borrower to the Lender (other than the Note) for more than five (5) days after the date when the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment or by acceleration or otherwise;
(d) default in the due observance or performance of any covenant, condition or agreement (other than those contained in (a), (b) or (c) above) contained herein and the same shall continue unremedied for five (5) days after notice thereof shall have been given to the Borrower or the occurrence of an event of default as defined or described in the Note or in any of the Security Documents;
(e) default with respect to any evidence of indebtedness of the Borrower (other than to the Lender) in a material amount, if the effect of such default is to accelerate the maturity of such indebtedness or to permit the holder thereof to cause such indebtedness to become due prior to the stated maturity thereof, or if any indebtedness of the Borrower (other than to the Lender) is not paid, when due and payable, whether at the due date thereof or a date fixed for prepayment or otherwise, provided that the foregoing shall not be a default so long as the validity thereof shall be contested in good faith by appropriate proceedings and the Borrower shall have set aside on its books adequate reserves, in the sole judgment of the Lender, with respect to any such material indebtedness and provided, further, that payment with respect to such indebtedness shall be made before any of the Borrower's assets or properties shall have been seized or sold in satisfaction thereof;
     (f) the Borrower or the Guarantor shall (i) apply for or consent to the appointment of a receiver, trustee, custodian or liquidator of it or any of its property, (ii) admit in writing its inability to pay its debts as they mature, (iii) make a general assignment for the benefit of creditors, (iv) have an order of relief entered against it or insolvent or be the subject of an order for relief under Title 11 of the United States Code or (v) file a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law or if corporate action shall be taken for the purpose of effecting any of the foregoing;

(g) an order, judgment or decree shall be entered, without the application, approval or consent of the Borrower or the Guarantor by any court of competent jurisdiction, approving a petition seeking reorganization of either the Borrower or the Guarantor or appointing a receiver, trustee, custodian or liquidator of the Borrower or the Guarantor or of all or a substantial part of the assets of the Borrower or the Guarantor, and such order, judgment or decree shall continue unstayed and in effect for any period of thirty (30) days;
(h) final judgment for the payment of money in excess of an aggregate of One Hundred Thousand Dollars ($100,000) shall be rendered against the Borrower or the Guarantor, and the same shall remain undischarged for a period of ten (10) consecutive days, during which execution shall not be effectively stayed;
     (i) the occurrence of any attachment of any deposits or other property of the Borrower or the Guarantor in the hands or possession of the Lender, or the occurrence of any attachment of any other property of the Borrower or the Guarantor in an amount exceeding Ten Thousand Dollars ($10,000) which shall not be discharged within thirty (30) days of the date of such attachment;

then and in every such Event of Default and at any time thereafter during the continuance of such event, the Note and any and all other indebtedness of the Borrower to the Lender, shall, at the option of the Lender, immediately become due and payable, both as to principal and interest, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Note or other evidence of such indebtedness to the contrary notwithstanding.

VI.  MISCELLANEOUS

     Section 7.01. This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto, shall survive the making by the Lender of the Loan, the execution and delivery to the Lender of the Note, and shall continue in full force and effect so long as the Note and any other indebtedness of the Borrower to the Lender is outstanding and unpaid. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements in this Agreement contained, by or on behalf of the Borrower, shall inure to the benefit of the respective successors and assigns of the Lender.

Section 7.02. The Borrower will reimburse the Lender upon demand for all out-of-pocket costs, charges and expenses of the Lender (including reasonable fees and disbursements of counsel to the Lender) in connection with (i) the preparation, execution and delivery of this Agreement, the Note and any security instrument securing the Note, (ii) the making of the Loan, (iii) any amendments, modifications, consents or waivers in respect thereof and (iv) any enforcement thereof.
Section 7.03. This Agreement and the Note shall be construed in accordance with and governed by the laws of the Commonwealth of Massachusetts. It is intended by the parties that this Agreement take effect as a seal instrument.
Section 7.04. No modification or waiver of any provision of this Agreement, or of the Note, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. No notice to, or demand, on the Borrower, in any case, shall entitle the Borrower to any other or future notice or demand in the same, similar or other circumstances.
Section 7.05. Neither any failure nor any delay on the part of the Lender in exercising any right, power or privilege hereunder, or under the Note, or any other instrument given as security therefor, shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or future exercise, or the exercise of any other right, power or privilege.
Section 7.06. All notices, requests, demands and other communications provided for hereunder shall be in writing (including telegraphic communication) and mailed or telegraphed or delivered to the applicable party at the addresses indicated above or, as to each party, at such other address as shall be designated by such parties in a written notice to the other party complying as to delivery with the terms of this Section. All such notices, requests, demands and other communication shall, when mailed or telegraphed, respectively, be effective when deposited in the mails or delivered to the telegraph company, respectively, addressed as aforesaid.
Section 7.07. This Agreement shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lender.
Section 7.08. The Borrower, to the extent that it may lawfully do so, waives trial by jury in any action brought on or with respect to this Agreement, the Note, the Security Documents meets or any other agreements executed in connection herewith.


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     Section 7.09.

Any Article and Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose. As used in this Agreement, the term "person" shall include any individual, corporation, partnership, joint venture, trust, or unincorporated organization, or a government or any agency or political subdivision thereof.

     IN WITNESS WHEREOF, the Lender and the Borrower have caused this Agreement to be duly executed by their duly authorized officers, all as of the day and year first above written.

                              Lender:

                              CITIZENS BANK OF MASSACHUSTTS


                              By:________________________________
                                 Rose Lee Askin, Vice President

                              Borrower:

                              OPTOMETRICS CORPORATION


                              By:________________________________
                                 Craig T. Dunham, President